UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 15, 2010

AGR TOOLS, INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52043	98-0480810
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1944 Bayview Court
Kelowna, British Columbia, Canada V1Z 3L8
 (Address of principal executive offices)

250-826-4101
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 8.01   Other Events

AGR Tools, Inc. announced on April 15, 2010 that its common stock became eligible for trading on the Stuttgart Stock Exchange under the symbol LVSA and the German security number (WKN) A0YBTJ. The Stuttgart Stock Exchange is the second largest stock exchange in Germany with approximately 391,000 listed securities and an average daily trading volume of EUR 430 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 16, 2010	AGR Tools, Inc.
(Registrant)

By: /s/ G.M. Rock Rutherford
G.M. Rock Rutherford
President and Chief Executive Officer